Exhibit 10.1

AMENDMENT

TO

HOME BANCSHARES, INC.

AMENDED AND RESTATED

2006 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

The first sentence of Section 2.2 of the Home BancShares, Inc. Amended and Restated 2006 Stock Option and Performance Incentive Plan is hereby amended to read in its entirety as follows:

2.2 Maximum Shares Available. The maximum aggregate number of shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), available for award as Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares under the Plan, is 13,288,000, all of which are subject to adjustment pursuant to Article 16.

In addition, the parenthetical at the end of Section 2.3 of the Plan is hereby amended to delete the number “2,322,000” and insert in its place the number “13,288,000”.

APPROVED by the shareholders of Home BancShares, Inc. at the annual meeting of shareholders duly called and held this 19th day of April, 2018.

/s/ Holly McKenna
Secretary